Exhibit 99.2

Investor Presentation for Stone Tan China Acquisition Corp. September 2, 2009

2 This presentation was filed with the Securities and Exchange Commission as part of the Form 8K filed by Stone Tan China Acquisition Corp. (“Stone Tan”) on September 2, 2009. Morgan Joseph & Co. Inc. (“Morgan Joseph”) acted as sole book-running manager and representative of the underwriters of the IPO. Upon consummation of the acquisition, the underwriters of the IPO will be entitled to receive up to an aggregate of approximately $9.2 million of deferred underwriting commissions, subject to the following: if the acquisition is not consummated and Stone Tan is required to be liquidated, the underwriters will not receive any of such funds. Morgan Joseph has agreed that if immediately prior to the initial closing (giving effect to payments, if any, to purchase IPO shares, as described elsewhere in this proxy statement) there is less than $185 million of funds in the trust account, then Morgan Joseph shall only be paid a fee of 3.5% of the amount in the trust account at such time. Stone Tan, its respective directors and executive officers and Morgan Joseph may be deemed to be participants in the solicitation of proxies for the Stone Tan special meeting of stockholders at which stockholders will be asked to approve this transaction. Stockholders of Stone Tan and other interested persons are advised to read Stone Tan’s proxy statement, when available, in connection with Stone Tan’s solicitation of proxies for the special meeting at which Stone Tan’s stockholders will be asked to approve the transaction because the proxy statement will contain important information. Such persons can also read Stone Tan’s final prospectus, dated October 15, 2007, as well as periodic reports, for more information about Stone Tan, its officers and directors, and their interests in the successful consummation of this business combination. The proxy statement will be mailed to Stone Tan’s stockholders as of a record date to be established for voting at the special meeting. Stone Tan’s stockholders will also be able to obtain a copy of the proxy statement, the final prospectus and other periodic reports filed with the Securities and Exchange Commission (the “SEC”) without charge, by visiting the SEC’s internet site at (http://www.sec.gov). This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Stone Tan, its wholly-owned Hong Kong subsidiary (“STHK” and, together with Stone Tan, the “Company”), and their combined business after completion of the proposed transaction. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: Stone Tan’s ability to consummate the acquisition of interests in all three PRC entities; Stone Tan’s ability to manage the risks inherent in starting a new business; rates of default or decreased recovery rates on loans; the impact of changes in governmental regulations, tax law and rates, accounting rules and guidance and similar matters in the PRC; the availability of qualified management and key personnel; changing competition; and market trends in the credit guaranty, financing and small loan industries in the Company’s targeted market, as well as other relevant risks detailed in Stone Tan’s filings with the SEC, including its report on Form 10-K for the period ended December 31, 2008. The information set forth herein should be read in light of such risks. The Company does not assume any obligation to update the information contained in this presentation. Disclaimer

3 Transaction Overview Stone Tan China Acquisition Corp. (“Stone Tan”) raised net proceeds of $264 million through its IPO in October 2007 Stone Tan reviewed over 30 business combination opportunities On August 6, 2009, Stone Tan announced a transaction whereby the proceeds from our trust account would be used by Stone Tan China Acquisition (Hong Kong) Company Limited (“STHK”) to invest in not less than one and up to three newly-formed entities, each entity holding a government license from Chongqing City to operate a business in the non-bank financial services industry targeting small and medium-sized private businesses (“SMEs”) in the People’s Republic of China (“PRC” or “China”). STHK is a 100% owned subsidiary of Stone Tan and is referred to herein collectively with Stone Tan as the “Company” Assuming a minimum of $85 million remains in trust at closing, the Company will invest $85 million into Chongqing Stone Tan Credit Guarantee Co., Ltd. (“CGC”) for an 85% interest in CGC. The total capital of CGC will be $100 million and the license is nationwide in scope If $145 million remains in trust at closing, the Company will also invest $60 million into Chongqing Stone Tan Financial Leasing Co., Ltd. (“FLC”) for a 95% interest in FLC. The total capital of FLC will be $63 million and the scope of the FLC license is also nationwide If $205 million remains in trust at closing the Company will invest $60 million to acquire a 100% interest in Chongqing Stone Tan Small Business Loans Co., Ltd. (“SLC”) The Company’s joint venture partner in the credit guarantee and financial leasing companies is Chongqing Yufu Equity and Assets Management Company (“Yufu”), a $6 billion asset holding company founded by the Chongqing government in 2004 The approval of the warrant amendment proposal is a condition to the consummation of the acquisition. Stone Tan is proposing an amendment to the warrant agreement to: Make the warrants exercisable at closing; Increase the exercise price of the warrants from $5.50 per share to $9.40 per share; Extend the expiration date of the warrants from October 15, 2011 to October 15, 2013; and Increase the target stock price for redemption of the warrants from $11.50 to $15.40 The transaction will be closed in October 2009 subject to SEC review and stockholders’ and warrant holders’ approval. If less than $205 million is available after redemptions and other payments, Stone Tan will seek additional financing in the future to make up the difference

4 Stone Tan Hong Kong STHK is an opportunity to create a majority foreign-owned, multi-product financial platform to finance the needs of China’s small and medium-sized enterprises (“SMEs”), which provide over 60% of China’s GDP STHK has received approval from the Chongqing City government to operate three related financial services businesses, which if funded, will be combined into one platform to create a one-stop financing platform: Credit Guarantee Company, allowed to do nation-wide business Financial Leasing Company, allowed to do nation-wide business Small Sum Loan Company, Chongqing only The CGC and SLC licenses are usually reserved for local China companies. This represents a unique investment opportunity for U.S. investors STHK leadership has over 2 decades of hands-on experience in running successful mid-size businesses in China with exceptionally low bad debt ratio in managing mid-size credit accounts. STHK will also install credit control systems of international standard, and recruit financial services professionals with China experience

5 Investment Highlights Rare Foreign Ownership Opportunity - Three Valuable Financial Services Licenses STHK is one of the very few foreign entities to be granted majority ownership of multiple licenses in the financial services industry (The others are Singapore’s Temasek and Goldbond from Hong Kong) The licenses allow for 30 years of operations on each business The Company will be able to provide a suite of financial products. In cases deemed to be highly promising, the Company may take equity positions as part of the fee Significant Quality Demand for Financial Services from SMEs Far Exceeds Supply SMEs generated approximately 60% of China’s total 2008 GDP but have limited access to capital in the existing banking system Management believes there is $5 trillion of available financing demand from SMEs in China, which are largely underserved by existing commercial banks(1) Significant Barriers to Entry Financial services is a regulated industry and licenses are very difficult to obtain Long-term relationships with the government are essential Excellent Relationship with the Local Government Management believes its relationship with the local government will be a major driver of new business opportunities Richard Tan is the Business Advisor of Chongqing Municipality and was nominated by the Chongqing government to serve as a member of the Chinese People’s Political Consultative Conference (CNPPC) The issuance of multiple licenses to STHK and partnership with Yufu is evidence of strong ties between the Chongqing government and the Company Sources: China Finance Ministry and http://www.scsme.gov.cn/htm/cyfd/2009-07-20-79027.htm

6 Investment Highlights Favorable government policies and industry developments provide outstanding growth opportunities The Chinese government is planning to utilize a major portion of its RMB 4.0 trillion stimulus program on the western region of China (Chongqing and Sichuan). Furthermore, 45% of the RMB 4.0 trillion will be allocated to infrastructure projects The government is strongly supportive of efforts that enhance funding opportunities for private SMEs in order to stimulate continued GDP growth The financial services industry in China is still nascent and expected to experience significant growth as it moves towards the level of the U.S. STHK’s scale and close relationships will enable it to maximize leverage STHK will immediately become one of the largest private companies in the middle-market financial services in Chongqing and among the top 20 in China The Company has initiated discussions to set up working relationships with significant local banks in Chongqing and has met with positive responses Foreign entities may serve as an additional market Many foreign companies have difficulty arranging financing from local bank (e.g. U.S. companies with operations in China are not able to finance inventory and receivables through the local banking system) Favorable market conditions Appreciating RMB currency may provide additional boost to U.S. dollar denominated profitability

7 Significant Opportunity for SME Financing SMEs are an important part of the PRC’s economy According to the All-China Federation of Industry & Commerce, the private sector, which is predominantly composed of SMEs, accounted for about 60% of China’s total GDP and accounted for 75% of urban employment in 2008 SME refers to companies with annual sales ranging RMB 30 to 300 million and total assets ranging RMB 30 to 400 million. Stone Tan will target the middle to high end of this market According to the Chongqing Municipal Bureau of Small and Medium-Sized Enterprises, the number of SMEs in Chongqing is growing significantly. There were about 169,000 SMEs in 2008, growing to over 177,000 SMEs in Chongqing as of June 2009, with over 25% in the Industrial Sector, 71% in the Service Sector, and 4% in the Agricultural Sector In 2008, about 54% of financing requirements for SMEs were provided by “other sources,” i.e. gray market financial channels outside the banking industry Sources: China's Ministry of Industry and Communications; Chart is from Skoko, H., 2008. ICT adoption model of Chinese SMEs. Munich Personal RePEc Archive. Available at: http://mpra.ub.uni-muenchen.de/11540/ Source of Funds for Chinese SMEs (2008) 14% 8% 24% 54% Banks Private Finance Agents Inter-Enterprises Bowrrowings Other Sources

8 Current Banking Structure in China The Chinese Government has either a Majority or Minority Stake in most of the Large Commercial Banks As a result, preference is given to SOEs (within the state) Government reluctant to allow larger SOEs to fail (inherent guarantee) Focus on Large Customers and SOEs Most banks lend almost exclusively to large state-owned enterprises and large publicly-listed companies Economies of scale: SOE loans are usually very large with a small number of transactions Very Limited Risk Tolerance Banks permanently assign responsibility of loan performance to loan officers and bad debt ratio is the prominent performance review factor, resulting in risk aversion attitude State-owned commercial banks are only permitted to charge interest rates within a narrow range (currently 5.3% +/- 20 basis points) regardless of risk, driving lending to only the highest credits Credit Management Lending to SMEs requires frequent and constant credit analysis and management; fast growing, private SMEs are often profitable with strong cash flow and fewer fixed assets and require a different way of evaluating credit worthiness Lending to this market requires a proactive way of evaluating/monitoring credit worthiness and banks have not been willing to establish credit monitoring procedures geared to the SME market. Credit guarantee, leasing and small sum loans all are permitted higher pricing to compensate for risk and the additional credit monitoring effort

9 Stone Tan Risk Management Approach Credit Risk Management Stone Tan’s management has over 25 years of experience in China through Pacific Millennium Holdings Corporation and its affiliated entities (“PMHC”), which includes credit risk management on over 1,800 customers. The overall bad debt ratio for PMHC throughout its years of operations is approximately 0.1%; in the last 3 years, its China-wide Packaging Group has a bad debt ratio of 0.13% The Company will employ rigorous credit management processes and systems to identify, assess and mitigate risks arising from its three business lines In addition to a systematic approach, the Company will work closely with the Chongqing government to help select the most credit worthy customers Fully Collateralized Stone Tan intends to limit risk by requiring full collateral from customers Target private companies typically will have more than sufficient current assets and cash flow that qualify as borrowing base. Banks typically advance only up to 60% of real property value. Therefore conventional fixed assets and unencumbered real property value can serve as a source of additional collateral Collection Enforceability Collateral transfer is enforceable in China and the Company’s management, through PMHC, has successful experience in the collection of various assets as settlement of unpaid receivables Loans will generally be renewable annually, even fixed asset based working capital loans. Limited duration will reduce risk exposure

10 Corporate Governance Framework Board of Directors - STHK. The Company intends to appoint a board of directors with at least one third independent directors to oversee STHK at the corporate level. The board will be composed of independent experts on banking, finance and China business. The committees of the board related to audit and compensation will be chaired by independent directors Board of Directors - Operating Company Level (CGC, FLC, SLC). Each operating company in China will have its own board of directors chosen from the ranks of STHK and independent experts. Rules governing the independence and roles of board directors will be implemented Independent Supervisors. All foreign-invested companies in China are now encouraged to establish an Independent Supervisor. Stone Tan and Yufu will each appoint one supervisor, each serving three-year terms. The Supervisor’s role is to review and oversee the performance of the company’s senior management and directors Chief Risk Officer (“CRO”). STHK will employ a CRO whose responsibility will be to manage risk across the organization. Each operating company will have a risk manager, reporting directly to the CRO Chief Credit Officer (“CCO”). STHK’s CCO will manage credit across the organization, and will take responsibility for concentration risk, asset liability management, and other origination management. Each operating company will have its own credit manager reporting directly to the CCO The Company is cognizant of the risks of a lapse in internal controls and will institute strict and clear corporate governance principles and systems to minimize risks

11 Centralized Financial Information System. The centralized information system will be the backbone of risk management. It will cull data from all three operating businesses to provide senior management with accurate real-time data about the financial strength and exposure of the Company Audits. STHK and the operating companies will conduct external and internal audits on a regular basis Financial Reporting Framework. Financial reports will be presented according to U.S. GAAP Corporate Governance Framework

12 Industry Overview Credit Guarantee Industry is relatively new. This non-bank financing method for PRC SMEs was created by the central government in June 1996 under the auspices of the SME Bureau of the State Economic and Trade Commission (“SETC”) A credit guarantee company deposits 10% to 20% of the value of the loan in the lending bank as collateral. The lending bank then provides the loan to the customer Real estate is the major form of collateral utilized by the banks Chongqing total loan demand is RMB 800 billion. Of this, SMEs make up RMB 260 billion, according to Chongqing government statistics STHK will rank among the largest CGC companies in Chongqing and in China Financial Leasing Industry Management believes that the overall leasing penetration rate in the PRC is extremely low China’s leasing volume in 2007 was RMB 50 billion and is expected to reach RMB 100 billion in 2008. Growth in 2009 is expected to be 20%(1) China’s leasing volume as a percentage of the country’s GDP is only 0.20% in 2006 compared with 1.66% in the U.S.(2) Small Sum Loan Industry Many SMEs currently borrow at high interest rates from friends and family or “gray market” sources as large commercial banks are reluctant to make loans on a small scale The government has encouraged small sum loan companies to meet the fundraising needs of SMEs In Chongqing, the first small sum loan companies began operation in August 2008. In the aggregate, small loan companies are expected to take 50% share from the “gray market”, which currently represents 54% of the SME financing market STHK would be the largest and best capitalized small sum loan company in Chongqing Sources: Research In China; http://www.pday.com.cn/Htmls/Report/200902/24510925.html World Leasing Yearbook 2008

13 Chongqing Chongqing is the fastest growing city in China with a population of approximately 30 million In 2008, Chongqing reported economic growth of 14% compared with 9% growth in Beijing and Shanghai 8 out of the 10 national stimulus focus industries can be found in Chongqing The electronics manufacturing industry in Chongqing, driven by companies such as Hewlett-Packard and Foxconn, is expected to become a new cornerstone industry following the automotive industry, which is currently the largest manufacturing segment. This industry is expected to increase to $11.7 billion in revenue in 2009 from $9 billion in revenue in 2008(1) The Chongqing government spent RMB 460 billion (primarily infrastructure projects) in 2008 and plans to increase spending to RMB 530 billion in 2009 (Chongqing SASAC) Chongqing is also expected to rapidly urbanize with the percent of the population living in urban areas increasing from 54% in 2010 to 70% in 2020(2) Chongqing is the only municipality directly under the central government in Mid-West China Area: 31,806 square miles (equivalent to one tenth the U.S. population in an area the size of South Carolina or Belgium) Growth Rates 2007 2008* GDP 15.6% 14.0% Fixed Asset Investment 30% 28% Foreign Investment 56% 150% Foreign Trade 36% 28% * 1H 2009 GDP growth was 12.6% Sources: http://www.bjreview.com.cn/nation/txt/2009-08/16/content_212184_2.htm http://www.ciob.org.uk/filegrab/Greenbuildingconferencenew.pdf?ref=1163

14 Chongqing Chongqing has strong government leadership Mr. Bo Xi Lai – Party Secretary of Chongqing Former Commerce Minister of China Mr. Huang Qifan – Mayor of Chongqing Former Head of Shanghai Pudong Development Office Chongqing has progressive reforms to attract and retain China’s best talent Chongqing municipal government has decided to invest RMB 1 billion to boost employment and training Government goal is to make Chongqing the transportation hub (by land, river, and air transport) of Southwest China in 4 years STHK will target private companies who are bidding and participating in this aggressive build-up of infrastructure projects

15 Chongqing 2008 Industrial Sector SME Breakdown Industry Revenue (USD Million) % of Total Transportation Equipment 14,290 20 Construction 11,038 16 Nonmetal Mineral Products 5,767 8 Mining 4,803 7 Ordinary Equipment 2,927 4 Farm Products and By-Food Processing 2,715 4 Textile Industry 2,607 4 Electric Equipment and Machinery 2,512 4 Metal Products 2,495 4 Raw Chemical Materials and Chemical Products 2,204 3 Electricity, Gas, Water 1,953 3 Medical and Pharmaceutical Products 1,297 2 Others 16,501 21 Total $71,109 100 % Source: Chongqing SME Bureau

16 Credit Risk Management Credit risk management is expected to be one of the key characteristics differentiating the Company from its competitors The Company’s approach to managing credit in China is expected to be designed to address the weaknesses in China’s commercial codes and legal systems (i.e. still developing collateral registry and credit ratings systems) Key aspects of the Company’s credit risk management process will include: Client credit scoring will be used as a screening and control tool to assist in credit decisions Internal controls and credit awareness will be emphasized at all three operating business. Sales-relationship staff will be credit trained and credit accountable, effectively beginning the credit assessment process in the marketing stage of the relationship A robust IT system will link all parts of the credit process, and provide concise and timely risk reports to key managers The Company’s close relationship with the local government will provide additional indicators of enterprise health such as stable employment compensation, and timely payment of taxes, fees and utility bills, etc. Clients will be given short term inducements to participate in financial training to improve their ability to effectively share financial and operating information with the Company The Company will use information available at partner banks to inform and drive the internal credit process. As the Company develops its scorecard concept, it will roll out this concept across partner banks as a way of ensuring high quality information sharing about mutual clients

17 STHK Proposed Business Overview Chongqing Stone Tan Credit Guarantee Chongqing Stone Tan Financial Leasing Chongqing Stone Tan Small Sum Loans Geographic Coverage of License Nationwide Nationwide Chongqing (National only through intermediaries) Products and Services to be Offered Loan guarantee Guarantee for surety bond Construction/contracting guarantee Litigation guarantee Entrusted lending Financial advisory services Financial leasing Renting Purchasing leasing assets from overseas Disposing and maintaining leasing assets Consulting on leasing industry Loans to small businesses Discounted bills Assets transfer Lending Limits 10.0x equity No account can exceed 10.0% of net assets 10.0x equity 1.5x equity No account can exceed 10.0% of net assets No group can exceed 15.0% of net assets Fees 50% of bank loan rate with 30% to 50% additional mark-up on the fee. Extra Fees Negotiable; Equity Participation possible Based on the business terms; Equity Participation possible 4.0x the bank loan rate (currently 16% to 20%); Equity Participation possible

18 Chongqing Stone Tan Credit Guarantee (“CGC”) CGC will engage in the credit guarantee business, corporate financial/project consulting and planning and other consultation business CGC will guarantee loans made by “partner” banks with which it will seek to establish relationships to SMEs that otherwise lack the means to obtain financing directly from banks Deposit 10% to 20% of the value of the loan in the partner bank as collateral, allowing CGC to leverage up to 10x its equity; no account can exceed 10.0% of capital received CGC expects the primary source of requests for guarantees will be the partner banks Bank partnerships are expected to include: Bank of Chongqing, Chongqing Rural Commercial, ICBC, China Construction Bank and Shanghai Pudong Development Bank CGC plans to develop its own credit rating and risk management system to keep default rates low Examination of the target company’s business model and management as well as on-site visits will help to ensure low default rates Primary source of revenue will be guarantee fees Typical fees of 1.5% to 4% currently. Government issued guidelines provide for potentially higher fees of 50% of the bank loan rate (currently 5% for 1 year loans) with 30% to 50% additional markup Interest earned on deposits made in the partner bank Indirect lending through agent banks (similar to entrusted loans) Income will be interest charged on these loans (up to 4x the rate set by the People’s Bank of China (rate is approximately 5.31% as of 2nd September, 2009), less a commission paid to the bank Commissions are negotiable and can be as low as 0.1% of transaction value Business advisory services Business Overview Sources of Revenue

19 Expected Credit Guarantee Partner Banks Industrial and Commercial Bank of China (ICBC) is one of the largest financial institutions in the world. ICBC’s Chongqing Branch has 24 sub-branches and over 360 business networks in Chongqing. It provides full banking services, including deposits and loans, foreign exchange and financing business, agency, and investment banking. The Chongqing branch outstanding deposit balance was RMB 139 billion and outstanding loan balance was RMB 104 billion as of the end of June 2009. It is ranked as No. 1 in Chongqing in terms of deposit and loan balances China Construction Bank (CCB) is one of the Big Four banks in China, and ranks 125th in Fortune’s Global 500. CCB’s Chongqing Branch has 33 sub-branches and 234 business networks in Chongqing. Its outstanding deposit balance is RMB 133 billion and outstanding loan balances are RMB 104 billion (as of the end of June 2009). CCB Chongqing Branch provides full banking services to customers Shanghai Pudong Development Bank (SPDB) is a nationwide commercial bank which is listed on the Shanghai Stock market. SPDB Chongqing Branch was established in 1998 and became the SPDB’s first branch in western region. The bank has 13 business networks, provides deposits and loans, and includes a financing business in Chongqing Bank of Chongqing was established in 1996. It provides full service banking, including deposits and loans, settlement, guarantee, assets and financial consulting business. It has RMB 2 billion in capital, with over RMB 42 billion outstanding balance of deposits, and RMB28.7 billion outstanding loans till the end of 2008. The bank has set up 77 business networks (small offices that do not make loans) in Chongqing Chongqing Rural Commercial Bank is the third rural commercial bank to be established in China, and the first in China’s western region. Its has capital of RMB 6 billion making it the largest rural commercial bank in China, and the largest commercial bank institution in Chongqing. The bank has 39 full service sub-branches and 1,800 business networks in Chongqing

20 Loan guarantee Primary business of providing credit guarantees to medium size private companies CGC will partner with banks to increase credit lines to the target customers, by providing a higher leverage ratio based on existing pledged assets CGC plans to conduct its own risk analysis independent of partner bank Collateral will be shared with partner banks and priority of collection will be negotiated (credit guarantee companies typically stand behind the bank in collection priority) Revenue is expected to come from guarantee fees and from interest earned on the deposits required from the customer, which will be held at partner banks Construction/contracting guarantee or surety bond Construction companies use credit guarantee companies to provide completion guarantee letters to owner/developer Revenue is expected to come from guarantee fees Entrusted lending In order to enhance returns above that of traditional loan guarantee products, credit guarantee companies may indirectly lend capital through an intermediary agent bank at interest rates of up to 4x bank loans with the same general terms. The agent bank will typically charges a service fee of less than 1% and takes no credit risk Litigation guarantee Plaintiffs are generally required either to make a security deposit or provide a guarantee of a certain percentage of the defendant’s assets claimed by the plaintiff Plaintiffs commonly use credit guarantee companies to provide this litigation guarantee The credit guarantee company uses the plaintiff’s fixed assets as collateral and charges a guarantee fee Financial advisory services CGC may provide ancillary financial advisory services to its clients, such as consulting services on clients’ accounting and financial reporting systems, corporate finance and fundraising services, and accounts receivable management Services and Product Offerings Chongqing Stone Tan Credit Guarantee (“CGC”)

21 Chongqing Stone Tan Credit Guarantee (“CGC”) The Company will focus on mid-market private companies in Chongqing 2009 Chongqing credit guarantee market is estimated at RMB 56 billion. Even assuming maximum permitted leverage of 10 times Stone Tan’s equity or RMB 6.8 billion, Stone Tan would represent a fraction of the market Target loan size: RMB 50-100 million Target customer size: Fixed assets RMB 300 million to RMB 500 million Target total debt/guarantee value ratio of 50% to 60% (including any bank debt) Customers must have sufficient real property as collateral as well as strong cash flow Marketing focus on the premium tenants in government run centrally located industrial parks More than 30 industrial parks are in the “one-hour-drive Economic Circle” Focus Geographic Area for CGC Business Target Customers 9 Central Districts Industrial Parks in 9 Districts offer potential CGC clients Source: Estimates from Chongqing Deyi Financial Consultation Co., Ltd & Chongqing Credit Guarantee Association

22 Chongqing Stone Tan Credit Guarantee (“CGC”) Auto industry supply chain (parts and accessories) – Chongqing is one of China's largest centers of motor vehicle production. Mazda, Ford, and Volvo, among others, produce annual output capacity over 1 million automobiles. Many Chongqing SMEs, which operate in the auto supply industry, are CGC target clients Motorcycle industry supply chain – Chongqing is one of the largest centers in China with annual output of 9 million motorcycles. Many Chongqing SMEs, which operate in the motorcycle industry, are CGC target clients Construction industry – In the last 10 years, the construction industry has been a large recipient of government spending including the most recent stimulus program. Once dominated by SOE construction companies, recent national government policy has promoted more private company participation, which are CGC’s target clients Real estate development by large domestic and international companies is expected to reach $10 billion investment by 2010. Real estate developers work with local contractors which will be CGC target clients Target Industries Sources: http://info.hktdc.com/mktprof/china/mpchq.htm http://www.chinaforumbayern.de/fileadmin/media/Veranstaltung/Vorstellung_Chongqing.pdf Top 4 Industries in Chongqing (by SME revenues) Source: Chongqing Municipal Government 2009 - 40 80 120 Pharmaceutical Chemicals Construction Automotive & Motorcyle Revenue in Billions RMB

23 Chongqing Stone Tan Credit Guarantee (“CGC”) Credit Guarantee Model Illustration Below is an illustrative example of a credit guarantee transaction Assumptions: CGC earns a guarantee fee of 3.0% of the loan principal and earns interest income on the pledged collateral deposited with the partner bank of 0.72% per annum The CGC does not borrow to finance its operations Notes: Assumes a RMB/USD exchange rate of 6.8376. People’s Bank of China. USD RMB (1) 1. CGC guarantees USD 100 loan for Borrower 100.00 $ 683.76 CGC deposits 10% of principal in partner bank as collateral 10.00 $ 68.38 CGC collects 8% of principal from Borrower as collateral 8.00 $ 54.70 2. Profit and Loss a. Revenues Guarantee fee charged 3% to Borrower 3.00 $ 20.51 Interest Income from deposits (at PBOC (2) deposit rate 0.72%) 0.13 $ 0.89 Fees from non-guarantee business (30% of total revenue) 1.34 $ 9.17 b. Expenses SG&A expense (7.5% of revenue) (0.34) $ (2.31) Provision (1% of guarantee amount) (1.00) $ (6.84) Tax expense (15%) (0.47) $ (3.21) c. Net Profit 2.66 $ 18.21 3. Net Margin = Net Profit/Revenues 59.58%

24 Chongqing Stone Tan Credit Guarantee (“CGC”) Hypothetical Operating Assumptions The assumptions below reflect potential operating statistics that may be used to develop a preliminary operating plan. Although the Company believes that the assumptions are reasonable and achievable, such statements involve significant risks and uncertainties and no assurance can be given that the actual results of CGC will be consistent with these assumptions Year 1 "Steady State" Revenue Drivers: Multiple of Outstanding Guarantees Issued to Equity Capital 0.88x 7.03x Asset Turnover 1.71% 18.08% Multiple of Assets to Equity (Financial Leverage) 1.07x 1.67x Average Annual Guarantee Fee Rate (% of Guarantee Amount) 2.00% 3.00% Customer Pledge Deposit as of Guarantee Amount 8.00% 8.00% Interest Rate on Bank Deposits 0.72% 0.72% Revenue from Non-financial Guarantees (% of Total Revenue) 0.00% 20.00% Revenue from Financial Advisory Services (% of Total Revenue) 5.00% 10.00% Expenses: Allowance for Guarantee Loan Loss (% of Outstanding Guarantee Amount) 1.00% 1.00% Sales Tax (% of Total Revenue) 5.50% 5.50% Total SG&A Expenses (% of Total Revenue) 111.63% 7.54% Salaries 37.34% 3.07% Advertising & Marketing 54.92% 0.68% Other SG&A Expenses 19.37% 3.78% Income Tax Rate 15.00% 15.00%

25 Chongqing Stone Tan Financial Leasing (“FLC”) FLC will engage in the leasing business, including: Acquire various types of new and used equipment subject to leases Scrap value disposition and maintenance of the leased properties Lease transaction consulting Target clients are industrial and manufacturing companies Target companies who want to improve their liquidity Target the construction and infrastructure equipment industries The advantages to companies of financial leasing include: Lower capital expenditures Structure cash outlay matching revenue pattern Time saved purchasing and building equipment Reduction in exchange rate and inflation risk Services and products to be offered include: Financial leasing Renting Purchasing leasing assets from overseas Disposing and maintaining leasing assets Servicing fee on leased assets Interest income from leases, monthly rental fees and financing fees for leasing equipment FLC usually charges 2x its borrowing interest rate on leased assets Potential liquidity through selling lease-related assets FLC is permitted to leverage its net assets up to 10x Business Overview Sources of Revenue & Leverage

26 Chongqing Stone Tan Financial Leasing (“FLC”) Investment by the Chongqing government in 2009 is estimated to reach RMB 530 billion, primarily for infrastructure with one third of total investment in industrial sectors In addition, there is another RMB 24 billion foreign direct investment into Chongqing, anticipated in 2009. Stone Tan Leasing will focus on infrastructure construction equipment (road, bridge, airports, building construction, and rural infrastructure) Target Geography: Greater Chongqing region includes Chongqing, Chengdu, Wuhan and the greater mid-west region Target Equipment Size: $1.0 million in value Strategic Partnership: Establish alliances with private and foreign engineering firms, developers, and contractors wishing to do business in Chongqing and the mid-west of China Target Customers and Industries Airport Construction Subway/Other Rural/Irrigation Road Stone Tan FLC Bridge Construction Building Construction Stone Tan FLC Initial Target Industry Sectors

27 Province or municipality will submit an application for stimulus funding Application is reviewed by the NDRC and other ministries (e.g., Ministry of Railways, Ministry of Transportation, Ministry of Commerce, etc.). The reviewing body will focus on the application’s potential to meet the twin goals of the stimulus: create jobs and bolster GDP Once an application submitted by the government has been approved and funding secured, the entity whose application has been approved will solicit bids for the main contract The main contracts will normally be awarded to a Chinese entity because of restrictions on direct involvement by foreign companies. These domestic clients will be potential clients for FLC After the main contract has been awarded, the main contractor will solicit bids for subcontracts. Foreign companies may apply for such contracts. These clients will also be potential clients for FLC The Company’s management strongly believes the Chongqing government will continue its efforts to privatize the economy and expects that private companies will continue to be encouraged to partake in infrastructure projects The contribution from state owned enterprises to Chongqing’s economy has been reduced to less than 50% in recent years (from 70% in early 2000) FLC will target private companies, both domestic and foreign, who are bidding for projects in southwest China The Company plans to use its international contacts to attract highly qualified partners for infrastructure and construction projects. The Company’s Chongqing regional expertise can assist companies outside the area to better understand procurement guidelines and related rules and regulations A platform to later move nationally following success in Chongqing and southwest China Stone Tan Opportunity Bidding Process for Chinese Stimulus Funds Opportunity : Bidding Process for China Stimulus

28 Key market: Transportation infrastructure includes the construction of railways, airports, subway lines and roads Key customers: engineering and construction firms, contractors The Chongqing government spent over RMB 46 billion in transportation equipment in 2008 with plans to increase in 2009 (SASAC 2008) A key goal of infrastructure development will be to connect China’s central and western regions to the more commercialized east coast and the wider global economy According to a 2009 McKinsey report (“Preparing for China’s Urban Billion”), Chongqing and Chengdu will be two of eight mega cities in China by 2025 Key market: Align with local governments on policies to improve roads, power grid, drinking water quality and water conservation in the rural areas Key customers: Engineering and construction firms Infrastructure: Rural and Irrigation Infrastructure and Construction Leasing: Focus on Leading Players in Favored Industries Target Leasing Equipment Construction: Industry: bulldozers, haulers, cranes, graders, backhoes, front-end loaders, scrapers and asphalt and cement spreaders Transportation Industry: over the road tractors, trailers and trucks Water/Environmental Industry: equipment related to water purification, irrigation and sewage treatment

29 FLC will have a two-tier approach to its target geography: 1st Tier: Align with Chongqing government policy and focus on leasing equipment in Chongqing Municipality. This involves: Providers to urban infrastructure projects in central Chongqing City Providers to rural infrastructure projects in southeastern and northeastern outskirts of Chongqing 2nd Tier: Focus on infrastructure projects in Chongqing and Chengdu Twin Cities Metropolitan area Chengdu, the capital of Sichuan Province, is 300 kilometers northwest of Chongqing city. It has a population of over 11 million Chongqing and Chengdu are often considered the gateway to the western provinces Chongqing Population Clusters Chongqing-Chengdu Economic Region Leasing: Focus on China Mid-West Growth

# Chongqing Stone Tan Financial Leasing ("FLC")

- Below is an illustrative example of a financial leasing transaction
- The example utilizes the following assumptions:
  - FLC earns 11.6% interest on the lease and a one-time fee of 1.0%
  - FLC pays 5.8% interest on the bank borrowing to purchase the equipment

**Financial Leasing Model Illustration**

| | | USD | RMB [1] |
|---|---|---|---|
| 1. FLC leases equipment worth USD 125 to Lessee for 5 years, financed by | $ | 125.00 | 854.70 |
| Lessee downpayment | $ | 25.00 | 170.94 |
| STF equity | $ | 25.00 | 170.94 |
| Bank borrowing | $ | 75.00 | 512.82 |
| 2. Profit and Loss | | | |
| a. Revenues | | | |
| Interest expense charged to customer (at 2x PBOC[2] lending rate of 5.76% p.a.) | $ | 11.52 | 78.77 |
| Leasing service income (one time fee of 1%) | $ | 1.25 | 8.55 |
| Income from residual value sale (5% of lease asset at end of lease, average of 1% of lease asset p.a.) | $ | 1.25 | 8.55 |
| Income from interest on Lessee deposit of 5% of leased asset (at PBOC[2] deposit rate of 0.72% p.a.) | $ | 0.04 | 0.25 |
| b. Expenses | | | |
| Sales Tax (5.5% of revenue) | $ | (0.77) | (5.27) |
| Interest expense on debt (PBOC[2] rate of 5.76% p.a.) | $ | (4.32) | (29.54) |
| SG&A expense (~3.0% of revenue) | $ | (0.39) | (2.68) |
| Provision (3% of increase in leased assets) | $ | (1.17) | (7.98) |
| Tax expense (15.0%) | $ | (1.11) | (7.60) |
| c. Net profit (a - b) | $ | 6.30 | 43.05 |
| 3. Net Margin = Net Profit/Revenues | | 44.79% | |

Notes:
1. Assumes a RMB/USD exchange rate of 6.8376.
2. People's Bank of China.

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31 Chongqing Stone Tan Financial Leasing (“FLC”) Hypothetical Operating Assumptions The assumptions below reflect potential operating statistics that may be used to develop a preliminary operating plan. Although the Company believes that the assumptions are reasonable and achievable, such statements involve significant risks and uncertainties and no assurance can be given that the actual results of FLC will be consistent with these assumptions Year 1 "Steady State" Revenue Drivers: Multiple of Lease Assets to Equity 46.84% 274.06% Asset Turnover 3.26% 12.05% Debt to Equity Ratio 0.00% 284.36% Annual Leasing Fee Rate (% of Leases Outstanding) 11.52% 11.52% Lease Service Fee (% of Leases Outstanding) 1.00% 1.00% Residual Value of Lease Assets 5.00% 5.00% Interest Rate on Bank Deposits 0.72% 0.72% Expenses: Interest Rate of Bank Borrowings 5.76% 5.76% Allowance for Credit Losses (3% of increase in lease assets) 3.00% 3.00% Sales Tax (% of Total Revenue) 5.50% 5.50% Total SG&A Expenses (% of Total Revenue) 91.11% 2.79% Salaries 32.43% 1.81% Advertising & Marketing 47.69% 0.31% Other SG&A Expenses 10.99% 0.67% Income Tax Rate 15.00% 15.00%

32 Chongqing Stone Tan Small Sum Loans (“SLC”) SLC will provide short-term (up to one year) loans to small and medium-sized businesses Working capital loans Loans may also be used to bridge funding gaps between renewal of revolving credit lines issued by other banks SLC also intends to provide consulting services, such as financial planning services, which will generate additional fees SLC is expected to have synergies with CGC and FLC businesses by targeting the customers of CGC and FLC. Loans will be fully collateralized using the same credit methodologies as CGC and FLC, but ensuring there is additional collateral to support the loan Business Overview Sources of Revenue & Leverage Interest from loans at up to 4x bank loan rate (16% to 20%) SLC can access loans from commercial banks SLC’s maximum leverage allowable is 50% of actual paid-in capital (profit will be used to increase capital) As leverage increases, income will be increased by net interest margin, the difference between interest rates for lending and borrowing No account can exceed 10% of total equity

33 Chongqing Stone Tan Small Sum Loans (“SLC”) Small Sum Loan Model Illustration Below is an illustrative example of small sum loan transaction: SLC earns 23.2% interest and is charged 6.4% interest on borrowings Notes: Assumes a RMB/USD exchange rate of 6.8376. People’s Bank of China USD RMB (1) 1. SLC lends USD 150 to Borrower, of which 150.00 $ 1025.64 USD 100 comes from equity 100.00 $ 683.76 USD 50 comes from debt 50.00 $ 341.88 2. Profit and Loss a. Revenues Interest charged to Borrower (at 4x PBOC (2) rate of 5.81% p.a.) 34.86 $ 238.36 b. Expenses Sales Tax (5.5% of revenue) (1.92) $ (13.11) Interest expense on debt (1.1x the PBOC (2) rate of 5.81% p.a.) (3.20) $ (21.85) SG&A expense (average of 5% of revenue) (1.70) $ (11.64) Provision (3.5% of loans to Borrower) (5.25) $ (35.90) Tax expense (15%) (3.42) $ (23.38) c. Net Profit (a - b) 19.38 $ 132.49 3. Net Margin = Net Profit/Revenues 55.58%

34 Chongqing Stone Tan Small Sum Loans (“SLC”) Hypothetical Operating Assumptions The assumptions below reflect potential operating statistics that may be used to develop a preliminary operating plan. Although the Company believes that the assumptions are reasonable and achievable, such statements involve significant risks and uncertainties and no assurance can be given that the actual results of SLC will be consistent with these assumptions Year 1 "Steady State" Revenue Drivers: % of Paid-in Capital and Retained Earnings Deployed 100.00% 100.00% Average Growth in Principal Balance N/A 21.01% Leverage on Paid-in Capital and Retained Earnings 41.59% 38.68% Interest Rate Charged to Customers 22.24% 23.24% Cost of Borrowing: Interest Rate of Bank Borrowings 6.12% 6.39% Other Expenses: Bad Debt Provision (% of Loan Principal Outstanding) 3.50% 3.50% Sales Tax (% of Total Revenue) 5.50% 5.50% Total SG&A Expenses (% of Total Revenue) 6.05% 4.88% Salaries 2.68% 1.86% Advertising & Marketing 2.00% 2.00% Other SG&A Expenses 1.37% 1.02% Income Tax Rate 15.00% 15.00%

35 Competitive Landscape Roughly 60% of all financial intermediation in the PRC occurs through the banking system with most banking assets are controlled by the big four state-owned banks—Bank of China, China Construction Bank, Industrial and Commercial Bank of China, and Agricultural Bank of China The PRC’s non-bank financial sector comprises a very small percentage of all financial intermediation in the PRC FLC SLC CGC Chongqing leasing industry is still in early stage development There is only 1 financial leasing company in Chongqing: State-owned Yin Hai Financial Leasing Company ($44 million capital) The Chongqing government plans to approve one or two new leasing companies (the Company will coordinate with the local government to ensure no overlap of licenses or industries) According to the Chongqing government, as of June 2009, 74 small sum loan companies have been approved, covering 35 districts and townships. SLC believes it would be the best capitalized. Fu Lin SLC is the largest SLC in Chongqing ($44 million capital), and there are other 9 SLCs with registered capital of approximately $15 million each The largest credit guarantee companies in Chongqing are the state-owned Sanxia CGC ($440 million capital), state-owned Chongqing Imp & Exp CGC ($146 million capital), and privately-owned Han Hua CGC ($146 million capital) As of January 2009, there are approximately 80 active registered credit guarantee companies in Chongqing. The majority of these have less than $15 million of equity capital and do not have sufficient resources and scale to effectively partner with banks(1) Sources: Economy Reference, 2009-01-19

36 Experienced Management Team with Strong Track Record Richard Tan, Chief Executive Officer and Member of Stone Tan China Acquisition Corp. Board Founded Pacific Millennium Holdings Corporation, an investment and operating group involved in various industries including pulp and paper, forest plantation, information technology, and development of global joint ventures in Asia, in 1977 Member of the board of directors of Samling Global Limited (SEHK:3938) and Domtar Inc. (NYSE:UFS) Member of the China National Political Consultative Committee Member of the Anhui Province Political Consultative Committee Business Advisor to Chongqing Municipality Vice Chairman of the Shanghai International Chamber of Commerce Ex-Chairman of Millennium Bank, a San Francisco OTC-listed community bank taken over in 1994 by a group of investors led by Mr. Tan that was subsequently sold in December 2000 Roger W. Stone, Non-executive Chairman of Stone Tan China Acquisition Corp. Board Chairman and Chief Executive Officer of KapStone Paper and Packaging Corporation (NasdaqGM:KPPC), a leading North American producer of unbleached kraft paperboard grades and other converting operations Former Chairman and CEO of Box USA, the largest independent paper-based packaging company in the U.S., which he sold to International Paper Former Chairman, President and CEO of Stone Container Corporation from March 1987 until its merger with Jefferson Smurfit Corporation in November 1998 President and Chief Executive Officer of the merged corporation, Smurfit-Stone Container Corporation Director of First Chicago Corp./First National Bank of Chicago for 11 years and served as Chairman of the Trust Review Committee and member of the Executive Committee Director of McDonald’s Corporation (NYSE:MCD) Post closing, the Company intends to recruit additional senior operating management. The Company believes there is an abundant pool of qualified human resources. At this time, the Company is seriously considering several candidates, who have significant work experience in either banking or the financial services industry

37 Board of Directors of STHK Roger W. Stone will be the non-executive Chairman of the Board of STHK. His biography is contained under the section “Board of Directors of Stone Tan China Acquisition Corporation.” Richard Tan has been our Chief Executive Officer and director since our inception. His biography is contained under the section “Board of Directors of Stone Tan China Acquisition Corporation.” Richard Tan is Leon Tan’s brother. Guangsheng Zhang has been an advisor to Stone Tan since its inception. He is currently a researcher for Shanghai Pudong Development Bank. Mr. Zhang was the Chairman of the Board of Shanghai Pudong Development Bank from October 2000 to October 2005. From March 1996 to October 2000, he was the director of the Shanghai Commerce Commission. Mr. Zhang holds many honorary positions including being a board member of Fudan University and being an honorary director of the Shanghai Circulating Economics Institute. He has published articles on commerce, finance and business reforms and was awarded the “2003/2004 Mundell World Manager Achievement Award” by World Manager Weekly Magazine. Mr. Zhang received his EMBA from Arizona State University in 2005. He also received a bachelor’s degree in Industrial Merchandising from Heilongjiang Business College in 1964. David Kiang has been associated with Bangkok Bank (China) Ltd as part of a special project team since September 2008. Mr. Kiang has over 30 years of extensive experience in banking and financial areas. He was a member of the Executive Management Committee and Chief Executive Officer of Shenzhen Ping An Bank from November 2006 to March 2008. From 2001 until joining Shenzhen Ping An Bank, he served as Vice Chairman and Chief Executive Officer of First Sino Bank, Shanghai. Prior thereto, he served as Managing Director of T-Capital Ltd, Hong Kong from 2000 to 2001, Managing Director of NM Rothschild & Sons (Hong Kong) Ltd from 1998 to 2000, Chief Operating Officer of The CITIC Ka Wah Bank Ltd, Hong Kong from 1997 to 1998, General Manager and Head of Banking of Bangkok Bank Public Company Limited, Hong Kong from 1995 to 1997, Chief Executive of China-Macau of Standard Chartered Bank, Hong Kong from 1993 to 1995 and Senior Vice President and General Manager of First Interstate Bank Ltd, Los Angeles from 1985 to 1992. Mr. Kiang received his MBA from Harvard in 1975. He also received a bachelor’s degree and a master’s degree in Science from the Massachusetts Institute of Technology in 1969 and 1970, respectively.

38 Board of Directors of STHK Leon Tan is a member of the Board of Directors of Pacific Millennium Holdings Corporation. Mr. Tan has also served in various management capacities in the Pacific Millennium group of companies, being the Chief Operating Officer of the Paper Packaging Division, and Chief Executive Officer of a joint venture company with International Paper Co. (NYSE:IP). He received his MBA from University of Southern California, and a bachelor’s degree in Physics from the University of California, Berkeley. Leon Tan is Richard Tan’s brother. Chee Ming Yaw is the Chief Executive Officer and an Executive Director of Samling Global Limited. He is the Managing Director of both Lingui Developments Berhad and Glenealy Plantations (Malaya) Berhad. He is also the Chief Executive Officer and an Executive Director of Samling Strategic Corporation Sdn Bhd. Mr. Yaw graduated from the University of Southern California with a Master of Business Administration degree. David William Oskin is the President of Four Winds Ventures LLC, a private investment and advisory company registered in Connecticut. He was the Executive Vice President of International Paper Co. (NYSE:IP), a paper, packaging and forest products company, from 1996 to 2003. From 1992 to 1996, Mr. Oskin was Chief Executive Officer and a director of Carter Holt Harvey Limited, a listed New Zealand forest products company, and Senior Vice President of International Paper from 1975 to 1992. Mr. Oskin is currently a director of Rayonier Inc. (NYSE:RYN), Verso Paper Corp. (NYSE:VRS), Pacific Millennium Corporation, Samling Global Limited (SEHK:3938) and Big Earth Publishing. Mr. Oskin is chairman of the board of trustees of Widener University. He earned a bachelor’s degree and was awarded a doctor of public service degree from Widener University.

39 Team of China Advisors The Company is further supported by two advisers with significant experience and extensive contacts in China Advisors Daojiong Zhou has been an advisor to Stone Tan since March 2007. Mr. Zhou has been the vice chairman of the China Pacific Economic Cooperation Council since August 2000. Mr. Zhou served as the Chairman of the supervisory committee of the China Construction Bank Committee from April 1994 to August 2000. Prior to that time, he served as the Chairman of the China Securities Regulatory Committee from May 1995 to June 1997. Mr. Zhou also holds several honorable positions at prominent Chinese financial institutions and academies, including Honorable Chairman of the China Society of Urban Economy, Chairman of the China Taoxingzhi Fund, Honorary Director of the China Investment Society, Advisor of the China Finance Academy, and Executive Director of the China Macro Economic Academy. Mr. Zhou received a degree in Finance from the Central Communist Party School in 1983. Dawei Xia has been an advisor to Stone Tan since March 2007. He has been the President of the Shanghai National Accounting Institute since 2000, the Deputy Chief and a consultant at the China Association of Industrial Economics Research and Development since September 2006, the Vice President of the China Accounting Society since June 2006 and a member of and consultant to the Research Council for Listed Companies of the Shanghai Stock Exchange Committee since October 2001. Mr. Xia was the Executive Vice President of Shanghai University of Finance and Economics from October 1998 to October 2000. Mr. Xia received his master’s degree in Economics from the Shanghai University of Finance and Economics in 1985 and his bachelor’s degree in Engineering from the Changchun University of Technology in 1982.

# Comparable Companies – Chinese Banking and Financial Services

| Name | Ticker | Share Price 9/1/09 | Market Cap | LTM Revenue | LTM Net Inc. | P/E LTM | P/E CY2009 | LTM Book Value per Share | Price/ BV per Share |
|---|---|---|---|---|---|---|---|---|---|
| Industrial and Commercial Bank of China | SEHK:1398 | $ 0.69 | $ 228,836.1 | $ 37,757.9 | $ 16,502.1 | 13.9x | 12.6x | $ 0.27 | 2.5x |
| China Construction Bank Corporation | SEHK:939 | 0.75 | 176,381.6 | 31,489.4 | 13,135.9 | 13.4 | 11.7 | 0.32 | 2.4 |
| Bank of China | SEHK:3988 | 0.49 | 125,105.7 | 27,001.1 | 9,266.2 | 13.5 | 11.6 | 0.27 | 1.8 |
| Bank Of Communications | SEHK:3328 | 1.20 | 58,724.7 | 9,404.4 | 4,163.1 | 14.1 | 13.9 | 0.48 | 2.5 |
| China Merchants Bank Co., Ltd. | SHSE:600036 | 2.04 | 39,038.6 | 6,745.7 | 2,355.9 | 16.6 | 14.2 | 0.64 | 3.2 |
| Bank of Beijing Co., Ltd. | SHSE:601169 | 2.13 | 13,244.3 | 1,536.7 | 796.2 | 16.6 | 15.5 | 0.83 | 2.6 |
| Bank of Ningbo Co., Ltd. | SZSE:002142 | 1.60 | 4,010.5 | 489.9 | 191.5 | 20.9 | 19.9 | 0.53 | 3.0 |
| Bank of Nanjing Co Ltd. | SHSE:601009 | 2.19 | 4,027.2 | 424.3 | 214.9 | 18.7 | 16.6 | 0.91 | 2.4 |
| Dah Sing Banking Group Ltd. | SEHK:2356 | 1.17 | 1,150.9 | 294.9 | (2.7) | NM | 11.9 | 1.18 | 1.0 |
| Aeon Credit Service Asia Co. Ltd. | SEHK:900 | 0.83 | 345.8 | 135.6 | 38.3 | 9.0 | NA | 0.53 | 1.6 |
| Goldbond Group Holdings Ltd. | SEHK:172 | 0.07 | 179.1 | 50.2 | 19.3 | 10.0 | NA | 0.06 | 1.1 |
| Financial One Corp. | SGX:CL9 | 0.21 | 169.0 | 180.6 | (8.7) | NM | NA | 0.52 | 0.4 |
| | **Mean** | | **$ 54,267.8** | **$ 9,625.9** | **$ 3,889.3** | **14.7x** | **14.2x** | **$ 0.54** | **2.0x** |
| | **Median** | | **8,635.8** | **1,013.3** | **505.5** | **14.0** | **13.9** | **0.52** | **2.4** |
| **STHK - At Closing (1)** | | **$ 7.98** | **$ 241.8** | **$ -** | **$ -** | **NA** | **NA** | **$ 5.83** | **1.4x** |

Notes:
Source: Capital IQ, Thomson and SEC filings.
1. Market cap is estimated based on the amount held in trust per public share as of June 30, 2009 and includes the management promote. It also assumes holders of 29.99% of the public shares vote for redemption and the existing 39.2 million warrants are amended to an out-of-the-money strike price of $9.40.

40

41 Price to Book Value Per Share Notes: Amount held in trust per public share as of June 30, 2009. Includes the management promote. Assumes holders of 29.99% of the public shares vote for redemption and the existing 39.2 million warrants are amended to an out-of-the-money strike price of $9.40. Assumes holders of 29.99% of the public shares vote for redemption. Includes the deferred underwriting fee of $6.5 million, assuming 29.99% redemption, and an additional $2.0 million of other expenses. Estimated Value at Closing October 2009 Valuation Summary ($ in millions, except per share data) Assumed Price Per Public Share (1) 7.98 $ Fully Diluted Shares Based on the Treasury Method (2) 30.3 Fully Diluted Equity Value 241.8 $ Cash and Cash Equivalents 1.0 $ Add: Cash Held in Trust (3) 184.2 Less: Estimated Transaction & Other Expenses (4) 8.5 Initial Book Value 176.7 $ Initial Book Value Per Share (2) 5.83 $ Assumed Price / Initial Book Value Per Share 1.37x